SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

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                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           DOMAIN ENERGY CORPORATION
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            (Exact Name of Registrant as Specified in its Charter)

                 DELAWARE                            76-0526147
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 (State of Incorporation or Organization)           (I.R.S. Employer
                                                    Identification no.)

      1100 LOUISIANA, SUITE 1500, HOUSTON, TEXAS           77002
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       (Address of principal executive offices)         (zip code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

     Title of Each Class                      Name of Each Exchange on Which
     to be so Registered                      Each Class is to be Registered
     -------------------                      ------------------------------

   COMMON STOCK, PAR VALUE
       $.01 PER SHARE                             NEW YORK STOCK EXCHANGE
---------------------------------             ---------------------------------

---------------------------------             ---------------------------------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                     None
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                               (Title of class)

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            A description of the Common Stock, par value $.01 per share (the "Common Stock"), of Domain Energy Corporation (the "Company") is set forth under the caption "Description of Capital Stock--Common Stock" on page 64 of the Company's Registration Statement on Form S-1 (File No. 333-24641) (the "Securities Act Registration Statement"). Such description of the Common Stock is incorporated herein by reference.


ITEM 2.           EXHIBITS.(1)

            1.    The Securities Act Registration Statement.

            2.    None.

            3.    None.

            4(a) Certificate of Incorporation of the Company (as amended through the date hereof).

            4(b) Form of Amended and Restated Certificate of Incorporation of the Company (to be adopted prior to consummation of the Offering described in the Securities Act Registration Statement).

            4(c)  By-Laws of the Company (as amended through the date hereof).

            4(d) Form of Second Amended and Restated By-Laws of the Company (to be adopted prior to consummation of the Offering described in the Securities Act Registration Statement).

            5.    Specimen stock certificate of the Common Stock.(2)

            6.    None.



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(1)   Pursuant to Instruction II, the foregoing exhibits have been filed with the New York Stock Exchange and shall not be deemed filed with or incorporated by reference in copies of the registration statement filed with the Commission.
(2)   To be filed by amendment.



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

                                   SIGNATURE


            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          DOMAIN ENERGY CORPORATION



Date: May 5, 1997                         By:  /s/  Michael V. Ronca
                                             ------------------------------
                                          Michael V. Ronca
                                          President and Chief Executive Officer


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